Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Gross Internal Debt at December 31, 2023

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)
Short-term Treasury Certificates (Cetes)	Floating	Various	Ps.	1,174.8	None
Fixed-Rate Bonds	Fixed	Various		4,172.3	None
Development Bonds (Bondes D)	Floating	Various		234.2	None
Development Bonds (Bondes F)	Floating	Various		1,520.8	None
Development Bonds (Bondes G)	Floating	Various		75.0	None
UDI-denominated Development Bonds (UDI bonds)	Fixed	Various		3,040.5	None
STRIPS of UDI bonds	Fixed	Various		9.6	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Fixed	Various		188.2	None
Others(1)	Fixed	Various		270.9	None

Total Gross Internal Debt			Ps.	10,686.3

(1)

Includes Ps. 188.2 billion of liabilities associated with social security under the Ley del Instituto de Seguridad y Servicios Sociales de los Trabajadores del Estado (Law of the Institute for Social Security and Social Services of Government Workers). See “The Economy—Employment and Labor” in Exhibit D.

Table II. Net Internal Debt at December 31, 2023

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)
Total Gross Internal Debt			Ps.	10,686.3
Financial Assets				(13.2)

Total Net Internal Debt			Ps.	10,699.5

Table III. Funded External Debt at December 31, 2023

Bond Issues at December 31, 2023

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
11.50% Global Bonds due 2026	11.5	May. 1996	May. 2026	USD	1,750,000	320,445
Notes due 2031	8.3	Aug. 2001	Aug. 2031	USD	1,500,000	533,952	(3)
Notes due 2031	8.3	Dec. 2001	Aug. 2031	USD	1,000,000	355,968	(3)
Notes due 2031	8.3	Dec. 2002	Aug. 2031	USD	750,000	266,976	(3)
Notes due 2033	7.5	Apr. 2003	Apr. 2033	USD	1,000,000	251,862
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2033	7.5	Apr. 2004	Apr. 2033	USD	2,056,822	518,034
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	596,334
Notes due 2034	6.75	Jan. 2007	Sep. 2034	USD	2,266,566	901,087
Notes due 2034	6.75	Sep. 2007	Sep. 2034	USD	500,000	198,778
Notes due 2040	6.055	Jan.2008	Jan.2040	USD	1,500,000	994,586
Notes due 2040	6.055	Sep.2009	Jan.2040	USD	750,000	497,293
Notes due 2040	6.055	Apr. 2010	Jan.2040	USD	1,000,000	663,058
Notes due 2110	5.75	Oct 2010	Oct.2110	USD	1,000,000	1,000,000
Notes due 2040	6.055	Apr. 2011	Jan.2040	USD	1,000,000	663,058
Notes due 2110	5.75	Aug. 2011	Oct.2110	USD	1,000,000	1,000,000
Notes due 2044	4.75	Mar. 2012	Mar. 2044	USD	2,000,000	1,664,854
Notes due 2110	5.75	Aug. 2012	Oct. 2110	USD	677,994	677,994
Notes due 2044	4.75	Aug. 2012	Mar. 2044	USD	963,324	801,897
Notes due 2044	4.75	Jan. 2013	Mar. 2044	USD	1,500,000	1,248,641
Notes due 2045	5.55	Jan. 2014	Jan. 2045	USD	3,000,000	2,764,306
Notes due 2114	5.625	Mar. 2014	Mar. 2114	STG	1,000,000	1,000,000
Notes due 2029	3.625	Apr.2014	Apr.2029		€1,000,000	1,000,000
Notes due 2024	1.44	Jul.2014	Jul.2024		¥13,900,000	13,900,000
Notes due 2034	2.57	Jul.2014	Jul.2034		¥12,300,000	12,300,000
Notes due 2046	4.6	Jan.2015	Jan.2046	USD	3,000,000	2,344,948
Notes due 2045	3.0	Mar.2015	Mar.2045		€1,250,000	992,891
Notes due 2115	4.0	Apr.2015	Mar.2115		€1,500,000	1,500,000
Notes due 2026	4.125	Jan.2016	Jan.2026	USD	2,250,000	1,539,759
Notes due 2026	4.125	Aug.2016	Jan.2026	USD	760,000	520,097
Notes due 2031	3.375	Feb.2016	Feb.2031		€1,000,000	1,700,000
Notes due 2026	1.09	Jun.2016	Jun.2026		¥16,300,000	16,300,000
Notes due 2036	2.4	Jun.2016	Jun.2036		¥21,900,000	21,900,000
Notes due 2047	4.35	Aug.2016	Jan.2047	USD	2,000,000	1,259,927
Notes due 2027	4.15	Mar.2017	Mar.2027	USD	3,150,415	2,374,850	(3)
Notes due 2048	4.6	Oct.2017	Feb.2048	USD	1,880,000	1,385,756
Notes due 2028	3.75	Jan.2018	Jan.2028	USD	2,555,196	1,878,402	(3)
Notes due 2048	4.6	Jan.2018	Feb.2048	USD	645,274	475,634
Notes due 2028	1.75	Jan.2018	Apr.2028		€1,500,000	1,323,899	(3)
Notes due 2025	0.85	Apr.2018	Apr.2025		¥24,100,000	24,100,000
Notes due 2028	1.05	Apr.2018	Apr.2028		¥38,700,000	38,700,000
Notes due 2038	2.0	Apr.2018	Apr.2038		¥15,000,000	15,000,000
Notes due 2029	4.5	Jan.2019	Apr.2029	USD	2,000,000	1,785,847	(3)
Notes due 2026	1.625	Apr.2019	Apr.2026		€1,500,000	1,327,437
Notes due 2039	2.875	Apr.2019	Apr.2039		€1,000,000	952,570
Notes due 2029	4.5	Jul.2019	Apr.2029	USD	1,455,664	1,299,796	(3)
Notes due 2050	4.5	Jul.2019	Jan.2050	USD	2,103,527	1,407,521
Notes due 2024	0.83	Jul.2019	Jul.2024		¥41,200,000	41,200,000
Notes due 2026	1.05	Jul.2019	Jul.2026		¥27,300,000	27,300,000
Notes due 2029	1.3	Jul.2019	Jul.2029		¥31,000,000	31,000,000
Notes due 2030	3.25	Jan.2020	Apr.2030	USD	3,069,068	2,259,237	(3)
Notes due 2030	1.125	Jan.2020	Jan.2030		€1,250,000	1,250,000	(3)
Notes due 2039	2.875	Jan.2020	Apr.2039		€500,000	476,285
Notes due 2050	4.5	Jan.2020	Jan.2050	USD	800,000	535,299
Notes due 2025	3.9	Apr.2020	Apr.2025	USD	1,000,000	894,026	(3)
Notes due 2032	4.75	Apr.2020	Apr.2032	USD	2,500,000	2,432,997	(3)
Notes due 2051	5.0	Apr.2020	Apr.2051	USD	2,500,000	2,481,041
Notes due 2027	1.35	Sep.2020	Sep.2027		€750,000	750,000	(3)

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Notes due 2031	2.659	Nov.2020	May.2031	USD	3,396,062	3,396,062	(3)
Notes due 2061	3.771	Nov.2020	May.2061	USD	3,208,201	3,032,134
Notes due 2033	1.45	Jan.2021	Oct.2033		€1,514,779	1,514,779	(3)
Notes due 2051	2.125	Jan.2021	Oct.2051		€1,184,165	1,184,165
Notes due 2071	3.75	Jan.2021	Apr.2071	USD	3,000,000	3,000,000
Notes due 2041	4.28	Apr.2021	Aug.2041	USD	3,256,899	2,476,795
Notes due 2036	2.25	Jul.2021	Aug.2036		€1,250,000	1,250,000
Notes due 2034	3.50	Feb.2022	Feb.2034	USD	2,868,146	2,868,146	(3)
Notes due 2052	4.40	Feb.2022	Feb.2052	USD	2,931,198	2,209,383
Notes due 2030	2.375	Feb.2022	Feb.2030		€800,000	800,000
Notes due 2033	4.875	Aug.2022	May.2033	USD	2,203,576	2,203,576	(3)
Notes due 2025	1.0	Sep.2022	Sep.2025		¥29,700,000	29,700,000
Notes due 2027	1.25	Sep.2022	Sep.2027		¥23,800,000	23,800,000
Notes due 2032	1.83	Sep.2022	Sep.2032		¥14,900,000	14,900,000
Notes due 2037	2.28	Sep.2022	Sep.2037		¥4,000,000	4,000,000
Notes due 2042	2.52	Sep.2022	Sep.2042		¥3,200,000	3,200,000
Notes due 2028	5.4	Jan.2023	Feb.2028	USD	1,250,000	1,250,000	(3)
Notes due 2035	6.35	Jan.2023	Feb.2035	USD	2,750,000	2,750,000	(3)
Notes due 2053	6.338	Apr.2023	May.2053	USD	2,941,388	2,941,388

Loans from Multilateral Organizations

at December 31, 2023

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(2)	Remarks
					(in thousands of U.S. dollars)
Loans from the International Bank for Reconstruction and Development (“World Bank”), the Inter-American Development Bank and Development Bank of Latin America (CAF)	Variable, ranging from 5.245 to 0.25; some variable	Various	Various	C$, SDR, USD, €	$27,507,034	(4	)(5)

Loans from Bilateral Organizations

at December 31, 2023

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)		Original Principal Amount	Principal Amount Outstanding	Remarks
						(in thousands of dollars)
Others	Various	Dec. 1995	Various	USD,	€	$3,648,464	$2,581,430
Total Funded External Debt							$118,877,729	(5)

(1)	The currencies are defined as: C$, Canadian dollar; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; and €, Euros.
(2)	Includes revaluation because of changes in parity of foreign currencies.
(3)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(4)

The direct obligors in respect of U.S. $8,789,521 of these loans are Banobras (U.S. $0), Bancomext (U.S. $0), NAFIN (U.S. $0) and Sociedad Hipotecaria Federal (U.S. $8,789,521), acting in their capacity as financing agents for the Federal Government. The Federal Government is the direct borrower of the remainder of these loans (U.S. $27,498,244,150). The outstanding amount of the portion of these loans as to which the Federal Government is not the direct obligor is not included in the total of this Table III, but in Table V below.

(5)	The total is expressed in U.S. dollars. The amounts above in the table are expressed in the currency of denomination and consequently do not sum to this total.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table IV. External Debt of Budget Controlled Agencies at December 31, 2023

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
CFE	$7,586.9	$100.0
PEMEX	75,181.3	5,133.8

Total External Debt of Budget Controlled Agencies	$82,768.2	$5,233.8

Table V. Other Public Sector External Debt at December 31, 2023(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
Financial Sector	$5,454.7	$2,773.4
NAFIN	698.4	1,823.4
Banobras	985.6	0.0
Bancomext	2,665.2	950.0
SHF	1,105.5	0.0
Financiera Rural	0.0	0.0
Banco del Bienestar	0.0	0.0

(1)

This table includes the debt of national development banks and certain commercial banks that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under the guaranties.

E-5